EXHIBIT 32.1

CERTIFICATIONS

I, Ronald M. Faris, state and attest that:

(1)	I am the Chief Executive Officer of Ocwen Financial Corporation (the “Registrant”).

(2)	I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

•
the Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2015 (the “periodic report”) containing financial statements fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the periodic report fairly represents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.

Name:	/s/ Ronald M. Faris
Title:	President and Chief Executive Officer
Date:	October 28, 2015